EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMEENT ("Agreement") is entered into on this 8th day of June, 2000, by and between AMERICAN NORTEL COMMUNICATIONS, INC., a Wyoming corporation (hereinafter "Employer"), and WILLIAM P. WILLIAMS, JR., an individual (hereinafter "Employee").


                                    RECITALS:

A. The services to be rendered by the Employee under this contract require professional education, skills and experience; and


B. The parties desire to provide the terms and conditions of employment and the benefits to be provided by the Employer to the Employee.


                                   AGREEMENT:

     1.     Term  of Agreement.  This Agreement will be deemed to commence as of
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June  1,  2000,  and  shall  continue  until June 30, 2003, subject to the other provisions hereof. The parties may extend this Agreement for additional one-year terms by written agreement.


     2.     Positions  with  Employer.  During  the  term  of  this  Agreement,
            -------------------------
Employee will serve as President and Chief Executive Officer ("CEO") of Employer, shall devote his full time to the affairs of Employer and shall faithfully and diligently perform all duties commensurate with such positions including, but not limited to:

     (a)     Those duties reasonably requested by Employer's Board of Directors;

     (b) Those duties specifically set forth in Employer's by-laws that relate to such positions.

     3.     Reporting  Authority.  Employee  shall report to Employer's Board of
            --------------------
Directors.

     4.      Board  Seat.  During  the  term  of his employment as President and
             -----------
CEO, Employer shall use its reasonable best efforts to cause Employee to be elected to the Board of Directors.


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     5.     Salary.  Employee shall be entitled to receive a minimum base salary
            ------
in the amount of $434,500 per year, payable in equal installments in accordance with Employer's general salary payment policies in effect during the term hereof (the "Minimum Base Salary"). Employee's Minimum Base Salary may, at the discretion of Employer's Board of Directors, be increased at such times and in such amounts as the Board of Directors, in its sole discretion, deem just and equitable. However, in no event shall Employee's Minimum Base Salary be decreased below the amount set forth above.


     6.     Bonus Plan.  During each fiscal year of the Employer, Employee shall
            ----------
be eligible to receive bonuses up to an aggregate maximum amount of $200,000 per fiscal year. Employee shall be entitled to be paid a bonus amount in cash of $10,000 for each one percent increase in the pre-tax profits of the Employer measured in relation to the prior fiscal year's pre-tax profit. Pre-tax profit shall include unrealized gains and losses, but shall exclude any extraordinary items. Employee shall be eligible to earn the bonus commencing with the fiscal year of the Employer ending on June 30, 2000. The bonus shall be calculated annually, as soon as practicable after the end of each fiscal year of Employer, and shall be paid in cash within 15 days of determination.

     If the increase in pre-tax profits for any fiscal year exceeds twenty percent (20%), the excess dollar amount of pre-tax profits shall be carried forward to the following fiscal year or years. For example, if the annual pre-tax profits of the Employer for the fiscal year ending on June 30, 2000, increased from $ 1,000,000 to $1,300,000, Employee would be entitled to the maximum bonus for that fiscal year, and the excess
$100,000 of pre-tax profits would be added to, and treated as part of, the increase in pre-tax profits for the fiscal year ending June 30,2001.


     7.     Financial  Planning  Allowance.  Employer  shall provide Employee an
            ------------------------------
annual allowance for the purpose of Employee obtaining professional financial planning. The allowance shall be $3,500 during the period ending on June 30, 2001 and $2,500 per year (measured by Employer's fiscal year) commencing July 1, 2001.


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     8.     Stock  Options.  Employer  shall  grant  Employee options to acquire
            --------------
1,268,534  shares  of  common  stock  in  accordance  with  the  American Nortel
Communications, Inc. Stock Option Plan (the "Plan") and on the ten-ns and conditions generally set forth in the Plan and the Stock Option Agreement attached as Exhibit "A" hereto. The options shall not be incentive stock options.


     9.     Benefit  Plans.  Employee  shall be afforded the benefits associated
            --------------
with any group benefit plan, medical plan, life insurance plan and/or any other benefit plans either currently in effect or as may be established from time to time by Employer for which an officer of Employer is or may be eligible to participate. Further, Employee shall have the option to participate in any incentive compensation plan, pension or profit sharing plan and any stock purchase plan either currently in effect or as may be established from time to time by Employer for which an officer of Employer is or may be eligible to participate. Notwithstanding the foregoing, Employee shall not be entitled to participate in any discretionary plan unless participation is approved by Employer in accordance with the terms and conditions of such plan.


     10.     Individual  Disability  Benefit.  Employer  shall afford Employee a
             -------------------------------
personal disability income insurance policy in an amount equal to 60% of Employee's Minimum Base Salary in effect from time to time (or the maximum dollar amount available from an insurer of national reputation, if less), with an insurer or insurers of national reputation reasonably acceptable to Employee. All premiums payments under such individual disability policy shall be paid by Employer. If employer maintains a group disability plan, the total benefit paid to employee under both the personal disability plan and the group disability plan shall not in the aggregate exceed 60% of the Minimum Base Salary.


     11.     Life  Insurance  Benefit,  Employer  shall  provide  Employee  a
             ------------------------
$6,345,000 pre-retirement survivor life insurance benefit, with proceeds payable to the beneficiary or beneficiaries specified from time to time by Employee, with an insurer or insurers of national reputation reasonably acceptable to Employee. All premiums payments under such life insurance policy shall be paid by Employer. Notwithstanding the foregoing, a life insurance benefit need be required under this Section only if life insurance coverage is obtained by Employer on the life of Employee. Further, any benefit hereunder is limited to that amount of life insurance proceeds paid upon Employee's death. The benefit under this Section is described in more detail in the American Nortel Communications, Inc. Life Insurance Plan which is attached as Exhibit "B" hereto.

     12.    Executive Physical.  Employer shall provide Employee an allowance of
            ------------------
$2,500 per year to obtain an executive physical examination at the Mayo Clinic or other comparable medical facility.


     13.     Expenses.  Employer  shall  pay  for  or reimburse Employee for all
             --------
ordinary and necessary business expenses incurred or paid by Employee in furtherance of Employer's business, all of which shall be paid in accordance with Employer's policies and procedures of general application. If extensive travel (defined for purposes of this section as more than 20 days in aggregate per annum) of Employee, Employer shall afford Employee a spouse travel allowance in the amount of the airfare (based upon Employer's then-current policy on travel class), and a reasonable allowance for hotel, meals and entertainment.


     14.     Automobile  Allowance.  Employee shall receive a monthly payment of
             ---------------------
$1,667, so that Employee will have approximately $1,000 net after-tax cash as a monthly automobile allowance. Employer shall reimburse Employee for the costs of license, insurance and routine maintenance with respect to such automobile.


     15.     Vacation/Sick  Leave.   Employee  shall  be  entitled  to  paid
             --------------------
vacation and sick leave in accordance with Employer's policies and procedures currently in effect or as may be established from time to time by Employer.


     16.     Retirement  Benefits.  Employer shall furnish Employee, in the form
             --------------------
of a nonqualified Supplemental Executive Retirement Plan (" SERP "), an annual retirement benefit equal to three percent (3%) of Employee's final average compensation multiplied by his total years of service with Employer. This benefit shall commence at age 65 and shall be payable for a period of 20 years. This benefit shall be an unsecured obligation of Employer. This benefit is described in more detail in the American Nortel Communications, Inc. Supplemental Executive Retirement Plan which is attached as Exhibit "C" attached hereto. Employer may find the retirement benefits contemplated under this Section through earnings, annuities and/or life insurance policies, at its election.

     17.    Termination  for  Cause.  Employer shall have the right to terminate
            -----------------------
Employee  for  cause upon the occurrence of one or more of the following events:

          (a)     Employee  materially  breaches  this  Agreement;

          (b) Employee materially fails to follow any reasonable and lawful direction of the Board of Directors or materially violates any reasonable rule or regulation established by Employer from time to time regarding the conduct of its business; or

          (c) Employee takes or falls to take any action that, if he were prosecuted and convicted, would constitute a felony involving dishonesty, fraud, theft, embezzlement or the like.


     The Employer shall provide written notice of a termination for cause hereunder and, with respect to a purported violation of subsection (a) or (b) above, shall afford Employee an opportunity to cure the purported violation for the 30-day period following such notice. Upon a termination for cause, Employee shall be entitled to receive only such compensation and benefits as are due Employee through the effective date of such termination.


     18.     Termination  Upon  Voluntary  Resignation.  In  the  event Employee
             -----------------------------------------
voluntarily resigns his employment with Employer, Employee shall be entitled to receive only such compensation and benefits as are due Employee through the effective date of such resignation.


     19.     Termination  Upon  Death  of  Employee.  If during the term of this
             --------------------------------------
Agreement Employee dies, then this Agreement shall terminate and Employer shall pay to the estate of Employee the compensation and benefits (including any life insurance benefits provided to Employee's estate under Employer's standard policies as in effect) due Employee through the date of his death.

     20.     Termination  Upon  Disability  of  Employee.  If during the term of
             --------------------------------------------
this Agreement Employee is unable to perform the services required of Employee pursuant to this Agreement for a continuous period of six months due to disability or incapacity by reason of any physical or mental illness or drug or alcohol addition, then Employer shall have the right to terminate this Agreement at the end of said six month period. Employee shall be entitled to his normal compensation and benefits through the date of his termination.

     21.     Termination  by Employer Other than for Cause, Death, Disability or
             -------------------------------------------------------------------
Voluntary  Resignation.  In  the event Employer elects to terminate Employee for
----------------------
any reason other than for cause, death, disability or voluntary resignation of Employee, Employee shall be entitled to receive severance compensation in the amount of twelve months salary, payable at such times as such salary would have been paid to Employee. In addition, Employer shall maintain in full force and effect at its expense for twelve months or until Employer obtains coverage from another source, such as by a new employer or through government assistance, whichever occurs earlier, coverage under health or similar insurance plans as in effect on the date of such termination (or substantially equivalent coverage).


     22.     Non-Competition.  In  the event Employee's employment is terminated
             ---------------
under any circumstances other than death or disability, then Employee shall be subject to the following covenants, terms and conditions:


          (a)     Covenant  Not  to  Compete. For a period of twelve months from
                  --------------------------
the date of termination, Employee shall not, directly or indirectly, for Employee's own benefit or for, with or through any other individual, firm, corporation, partnership or other entity, whether acting in an individual, fiduciary or other capacity (collectively a "Person"), own, manage, operate, control, advise, invest in (except as a one percent or less shareholder of a publicly held company), loan money to, or participate or assist in the ownership, management, operation or control of or be associated as a director, officer, employee, partner, consultant, advisor, creditor, agent, independent contractor or otherwise with, or acquiesce in the use of Employee's name by, any Person, within the United States of America or any other country which Employer conducts business in at the time of termination of Employee, that is in direct competition with Employer, and shall not solicit any employee or customer of Employer in connection with the business of any other Person; provided, however, that nothing herein shall preclude Employee from selling non-competing products or services not otherwise in violation of this covenant through the indirect distribution channels used by Employer, nor from hiring any employee that voluntarily approaches Employee without any inducement or solicitation on the part of Employee.


          (b)     Acknowledgment  of  Restrictions.  Employer  and  Employee
                  ---------------------------------
acknowledge that the restrictions contained in subsection 22(a) above to be reasonable for the purpose of preserving Employer's proprietary rights and interests. If a court makes a final judicial determination that any such restrictions are unreasonable or otherwise unenforceable against Employee, Employee and Employer hereby authorize such court to amend this Agreement so as to produce the broadest, legally enforceable agreement and for this purpose the restrictions on time period, geographical area and scope of activities set forth in subsection 22(a) above are divisible; if the court refuses to do so, Employer and Employee hereto modify the provision or provisions held to be unenforceable to preserve each party's anticipated benefits thereunder.


     23.     Notices.  Any  notice,  election or communication to be given under
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this  Agreement  shall  be  in  writing  and  delivered  in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:


If  to  Employer:     American  Nortel  Communications, Inc. 7201 East Camelback
                      Road,  Suite  320  Scottsdale,  Arizona  85251


If  to  Employee:     Mr.  William  P.  Williams,  Jr.
                      At the residence address of Employee shown in the books and records of Employer or to such other address as Employer or Employee may, from time to time, designate in writing by notice hereunder. Notices delivered hereunder shall be deemed effective upon, if personally delivered, the date of delivery of the same or, if sent by mail, at midnight on the fourth business day after the date of such mailing.

     24.     Entire  Agreement.  This Agreement (including Exhibits "A", "B" and
             -----------------
"C" hereto) constitutes and embodies the full and complete understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements, whether oral or in writing.


     25.     Amendment.  This  Agreement  may  only  be  amended  in writing and
             ---------
signed by both parties hereto. No modification, supplement, amendment or waiver of this Agreement shall be binding unless executed in writing by both Employer and Employee. A waiver of any of the provisions of this Agreement shall be not be deemed to or constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     26.     Binding  Nature.  This Agreement shall be binding upon and inure to
             ---------------
the benefit of Employer and its successors and assigns, and upon Employee and his heirs and legal representatives.


     27.     Captions;  Headings.  The  captions and paragraph headings included
             -------------------
in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.


     28.     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts,  each  of  which  shall  be  considered  a  duplicate  original.


     29.     Withholding.  Employee  acknowledges  and agrees that payments made
             -----------
to Employee by Employer pursuant to the terms of this Agreement may be subject to tax withholding and that Employer may withhold against payments due Employee any such amounts as well as any other amounts payable by Employee to Employer.


     30.     Release.  Receipt of any of the benefits to be provided to Employee
             -------
under this Agreement following termination of Employee's employment hereunder shall be subject to Employee's compliance with any reasonable and lawful policies or procedures of Employer relating to employee severance including the execution and delivery by Employee of a release reasonably satisfactory to Employer of any and all claims that Employee may have against Employer or any related person, except for the continuing obligations provided herein or the gross negligence of Employer, and an agreement that Employee not disparage Employer.


     31.     Assignment  by  Employer.  Nothing in this Agreement shall preclude
             ------------------------
Employer from consolidating or merging into or with, or transferring all or substantially all of Employer's assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings of Employer hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Employer" as used herein shall mean such other corporation or entity, and this Agreement shall continue in full force and effect.


     32.     Assignment  by  Employee.  This Agreement, or any right or interest
             ------------------------
hereunder, may not be assigned by Employee, his beneficiaries or legal representatives, without Employer's prior written consent; provided, however, that nothing in this Paragraph 32 shall preclude Employee from designating a beneficiary to receive any benefit hereunder upon Employee's death, or shall preclude the executors, administrators or other legal representatives of Employee or his estate from assigning any right or interest hereunder to the person or persons entitled to such right or interest.

     33.      Governing  Law.  This Agreement has been executed and delivered in
              --------------
the State of Arizona, and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.


     IN WITNESS WHEREOF, this Agreement is entered into the day and year first above written.

                         "EMPLOYER"

                         AMERICAN  NORTEL  COMMUNICATIONS,  INC.

                         By:  __________________________________________

                         Its:  _________________________________________


                         "EMPLOYEE"


                         By_____________________________________________
                              William  P.  Williams,  Jr.,  individually


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